MIDWAY RAMPS UP GOLD PRODUCTION AT PAN MINE

AND PROVIDES OPERATIONS UPDATE

DENVER, CO – April 2, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) is pleased to announce that a second gold pour at the Pan Gold Mine (“Pan”) in Nevada was achieved Monday, March 30. Today, we provide an update on the status of the operations at Pan, our current financial position and an outlook for 2015.

March in Review

•	Our first gold pour was completed 20-days after commissioning of process facilities and our second pour was completed by month’s end as planned.
•	We actively managed our project working capital needs to reach first gold pour and generation of revenue without the need for external financing.
•	Separately, we do still expect a requirement by our lender to fund working capital contingencies and we are in negotiations to secure financing.

Pan Operations

With gold loading on carbon, we are in the process of dialing in the efficiency of our carbon stripping and electro-winning circuit as we fully commission and operationalize this part of the ADR Plant. March production was about 500 ounces and sales totaled about $600,000. In April, we expect efficiencies to improve as we ramp up gold production. At the end of last week, March 27th, our operating metrics are as follows:

•	Approximately 3.4 million tons of ore have been stacked on the leach pad.
•	Currently, about 2.6 million tons are under leach.
•	We expect to add an additional 5.9 million tons of ore to the leach pad through the remainder of this year.
•	Mining operations have performed above expectations and Ledcor, our mining contractor, has continued to provide excellent support to the project.
•	The estimated cost to complete construction of the Pan Mine is maintained at $84 million with $78.8 million spent as of the end of February.

April 2, 2015

Modeling Studies

Studies are ongoing to review resource modeling, ore control practices (including blast hole sampling), and assaying practices throughout startup of heap leach operations. Previously, we announced that we engaged an independent engineering firm to evaluate our practices, identify potential sources of observed variances, and inform appropriate next steps. We expect this review will take several weeks to complete.

We are committed to providing a thorough update as soon as we have concluded our current studies.

Pan Financing

In early March, we provided an update on our financial position in light of challenges associated with covenants, financial tests, and obligations to our lender. Since then, we have been successful in actively managing our capital needs to reach first gold pour and the generation of cash flow. We have demonstrated our ability to meet a Q1 production target and to manage our capital needs internally to achieve this important milestone.

With regard to compliance with our debt facility, we are still expecting a requirement to fund additional working capital as we continue to work through a credit agreement amendment that is expected to address timing and funding of reserve accounts, restructure of loan payment terms and funding of corporate expenditures. The Company is pursuing non-dilutive sources of financing, which we believe are reasonable and likely to materialize.

A Path Forward in 2015

While we have experienced challenges in development of our first mine, we remain encouraged by the daily progress and achievement of the major milestone of becoming a gold producer. To ensure quality in reporting, we expect to provide formal 2015 production and cost guidance after we have concluded modeling studies at Pan.

We have a number of programs planned or in place this year to confirm or expand on current information. On March 10th, we began a reverse circulation (RC) infill drill program on March 10, 2015. The RC program will include 10,500 feet (approximately 30 holes less than 500 feet deep) of drilling with expected completion of the drilling phase by the end of April. This focused drilling program will also allow us to test and confirm material in the South Pan pit and will support on-going operations and planning.

We also have plans to execute an exploration drill program this year to target possible expansion of the resource at South Pan. Planned leach pad expansion this year is on schedule to increase capacity from approximately 8 million tons to 20 million tons by Q4.

April 2, 2015

About Midway Gold Corp.

Midway Gold Corp. is a Denver-based precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while seeking returns for shareholders. Our three core projects are located in Nevada and include the newly producing Pan Mine, the Gold Rock project in federal permitting, and Spring Valley currently in pre-feasibility and joint-ventured with Barrick Exploration Inc.

Midway Gold Corp.

Jaime Wells, 720-979-0900

Investor Relations

www.midwaygold.com

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended financing plans, prospects for success regarding any financing plans, negotiation of credit agreement amendment, prospects that financing alternative will be non-dilutive, expectations concerning financing contingencies, expected additions of ore tons for the year, performance of mining contractor, anticipated production and gold pours, estimated construction costs for the Pan Mine, timing of production and cost guidance, planned drilling programs, work plans, milestones, and other statements, estimates or expectations. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate”, “target” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. There can be no assurances that our pursuit of non-dilutive sources of financing successful and no assurance that we will be successful in negotiating a credit agreement amendment or remain in compliance with its terms.. Other risks, uncertainties and factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, potential delay of material deliveries, ability to meet debt covenants and obligations, risks related to fluctuations in gold prices; uncertainties related to raising financing in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in modeling, the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates and grades may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward looking statements.